Exhibit 10.1

Execution Version

SIENA LENDING GROUP LLC

9 W Broad Street, 5th Floor, Suite 540

Stamford, Connecticut 06902

January 19, 2024

VIA ELECTRONIC MAIL

Salem Media Group, Inc.

4880 Santa Rosa Road

Camarillo, CA 93012

Attn: Evan Masyr, CFO and Christopher J. Henderson, General Counsel

Email: evan@salemmedia.com and chrish@salemmedia.com

Re: Letter Amendment and Consent re 4880 Santa Rosa Road, Camarillo, CA

Ladies and Gentlemen:

Reference is made to that certain Loan and Security Agreement dated as of December 26, 2023 (the “Loan Agreement”), among Siena Lending Group LLC (“Lender”), Salem Media Group, Inc., a Delaware corporation (“Parent”), the Subsidiaries of Parent identified on the signature pages thereof as “Borrowers”, and those additional entities that thereafter become parties to the Loan Agreement from time to time as Borrowers in accordance with the terms thereof (together with Parent, each, a “Borrower” and individually and collectively, jointly and severally, the “Borrowers”), and each of the other Loan Parties that are party thereto from time to time. Unless otherwise defined herein, capitalized terms shall have the meaning set forth in the Loan Agreement.

Borrowers have informed Lender that the Seller (as defined below) intends to sell that certain real property located at 4880 Santa Rosa Road, Camarillo, CA (the “Premises”) pursuant to that certain Standard Offer, Agreement and Escrow Instruction for Purchase of Real Estate dated on or about the date hereof among Salem Radio Properties, Inc. (“Seller”) and Greg Robinson (“Buyer”) (the “Purchase Agreement”). In connection with such sale Seller is entering into a five-year lease with an affiliate of Buyer (“Lessor”) pursuant to which Seller will lease the Premises from Lessor with rent in an amount initially equal to approximately $500,000 per year. The transactions described in this paragraph are referred to herein as the “Sale Leaseback”.

Upon receipt by Lender of a fully executed copy of this letter agreement, and the satisfaction of the conditions described below, Lender consents to the consummation by the Borrowers of the Sale Leaseback, and Lender releases all of its right, title and interest, including all liens and security interests, in and to the Premises (but not the proceeds thereof).

Salem Media Group, Inc.

January 19, 2023

The consent and releases given herein are contingent on the following: (a) delivery to Lender of fully executed copies of this letter agreement, (b) delivery to Lender, no later than the close of business within three (3) Business Days following the date of sale of the Premises (“Sale Date”), without any demand or notice from Lender or any other Person, all of which is hereby expressly waived by Borrowers, of 100% of the cash proceeds in an amount not less than $6,231,900.00 (net of documented reasonable out-of-pocket costs and expenses incurred in connection with the collection of such proceeds, in each case payable to Persons that are not Affiliates of any Loan Party) received by any Loan Party with respect to the Sale Leaseback deposited into the account set forth on Exhibit A hereto to be applied by Lender to prepay the unpaid principal balance of the Revolving Loans, (c) payment or reimbursement of all invoiced fees (including all reasonable out-of-pocket attorneys’ fees) and expenses incurred by Lender in connection with this letter agreement and the releases granted herein, (d) there exists no Default or Event of Default immediately before and after giving effect to the consummation of the Sale Leaseback, (e) Lender shall have received a fully executed copy of the Purchase Agreement and all documents related to the Sale Leaseback, each of which shall be in form and substance reasonably satisfactory to Lender, and (f) the Sale Leaseback is consummated on or before the Expected Closing Date (as defined in the Purchase Agreement as in effect on the date hereof). Borrowers shall use commercially reasonable efforts to deliver to Lender a landlord’s waiver with respect to the Premises, in form and substance satisfactory to Lender, no later than thirty (30) days after the Sale Date (or such later date as Lender may agree in its sole discretion).

This letter agreement shall in no way constitute a consent or release under any provisions contained in the Loan Agreement except those necessary to complete the Sale Leaseback, nor shall it obligate Lender to provide any further consent to any noncompliance of any covenant or other provision or any release of any other Collateral or obligations contained in the Loan Agreement.

In addition, Borrowers and Lender have agreed to amend certain terms and provisions of the Loan Agreement. In consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree effective as of the date hereof, Section 1(e) of Schedule A of the Loan Agreement is hereby amended and restated as follows:

“(e) Letter of Credit Limit:       $3,000,000”

In consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree effective as of the Sale Date, as follows:

1.	Section 1.1 of the Loan Agreement is hereby amended by adding the following to the end of such Section:

“The Borrowers shall cause the aggregate outstanding principal amount of Revolving Loans and undrawn face amount of all issued and outstanding Letters of Credit at all times to be greater than or equal to the lesser of (x) $6,500,000, (y) the Maximum Revolving Facility Amount, minus Reserves, minus the Availability Block, and (z) the Borrowing Base.”

Salem Media Group, Inc.

January 19, 2023

2.	Section 1(d) Schedule A of the Loan Agreement is hereby amended and restated as follows:

“(d) Sublimit on advances against Eligible Real Estate:	$5,000,000; provided, that such amount shall be permanently reduced each fiscal quarter by $178,571.42, commencing on April 1, 2024, and on the first day of each fiscal quarter ending thereafter.”

Furthermore, Borrowers and Lender have agreed to amend certain terms and provisions of the Fee Letter. In consideration of the foregoing, and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree effective as of the date hereof, as follows:

1.	Paragraph (d) of the Fee Letter is hereby amended and restated as follows:

“(d) Letter of Credit Fees. A fee equal to 4.5% of the face amount of each Letter of Credit, which each such fee shall be deemed to be fully earned and payable, in arrears, on the first day of each month until the Termination Date, plus all costs and fees charged from time to time by the issuer, payable as and when such costs and fees are charged.”

Borrowers hereby confirm and ratify in all respects the Loan Agreement and the other Loan Documents and the Obligations outstanding thereunder, and acknowledge that the Loan Agreement and the other Loan Documents shall continue in full force and effect as therein written except as set forth herein and that no claims, counterclaims, offsets or defenses arising out of or with respect to Borrowers’ Obligations exist thereunder. Subject to the releases granted herein, Borrowers hereby confirm their existing grant to Lender of a security interest in the Collateral and Borrowers hereby confirm that all security interests at any time granted by them to Lender continue in full force and effect and secure and shall continue to secure the Obligations so long as any such Obligations remain outstanding and that all property subject thereto remain free and clear of any liens or encumbrances other than (a) those in favor of Lender, and (b) liens expressly permitted in the Loan Agreement and the other Loan Documents and exhibits thereto. Subject to the releases above, nothing herein is intended in any manner to impair or limit the validity, priority and extent of Lender’s existing security interest in and liens upon the Collateral.

Borrowers represent and warrant to Lender that no Default or Event of Default exists under the Loan Agreement or the other Loan Documents and all warranties and representations made under the Loan Agreement and the other Loan Documents are true and correct in all material respects (without duplication of materiality qualifiers therein) as of the date hereof.

Salem Media Group, Inc.

January 19, 2023

Each Loan Party hereby fully, finally, absolutely and forever releases and discharges Lender and its respective present and former directors, shareholders, officers, employees, agents, representatives, successors and assigns, and their separate and respective heirs, personal representatives, successors and assigns, from any and all actions, causes of action, claims, debts, damages, demands, liabilities, obligations, and suits, of whatever kind or nature, in law or equity of Borrowers, whether now known or unknown to the Loan Parties, and whether contingent or mature, arising from events occurring prior to the date of this letter agreement in respect of the Loan Agreement, the other Loan Documents, or the actions or omissions of Lenders in respect of the Loan Agreement and the other Loan Documents.

This letter agreement shall be effective upon execution and delivery hereof by all parties and the satisfaction of the conditions contained herein, and shall be binding upon and inure to the benefit of the Loan Parties and Lender, all future holders of the Obligations, and their respective successors and assigns, except that no Loan Party may assign or transfer any of its rights or obligations under this letter agreement without the prior written consent of Lender. This letter agreement may not be amended or waived except by an instrument in writing signed by the parties hereto. This letter agreement and all matters relating hereto or arising herefrom (whether arising under contract law, tort law or otherwise) shall, in accordance with Section 5-1401 of the General Obligations Law of the State of New York, be governed by and construed in accordance with the laws of the State of New York. This letter agreement may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this letter agreement by facsimile transmission or other similar method of electronic transmission (e.g., “pdf” or “tif”) shall be effective as delivery of a manually executed counterpart hereof.

[Signature Page to Follow]

Very truly yours,

SIENA LENDING GROUP LLC

By:	/s/ Michael Sessa
Name: Michael Sessa
Title: Authorized Signatory

By:	/s/ Steve Sanicola
Name: Steve Sanicola
Title: Authorized Signatory

[Signature Page to Letter Agreement and Consent]

ACKNOWLEDGED AND AGREED BY:

PARENT AND A	SALEM MEDIA GROUP, INC., a Delaware corporation
BORROWER:
	By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, General Counsel, and
Secretary

BORROWERS:	AIR HOT, INC.
BISON MEDIA, INC.
INSPIRATION MEDIA, INC.
NEW INSPIRATION BROADCASTING COMPANY,INC.
NI ACQUISITION CORP.
REACH SATELLITE NETWORK, INC.
SALEM CONSUMER PRODUCTS, INC.
SALEM COMMUNICATIONS HOLDING CORPORATION
SALEM MEDIA OF COLORADO, INC.
SALEM MEDIA OF HAWAII, INC.
SALEM MEDIA OF OHIO, INC.
SALEM MEDIA OF OREGON, INC.
SALEM MEDIA OF TEXAS, INC.
SALEM MEDIA REPRESENTATIVES, INC.
SALEM RADIO NETWORK INCORPORATED
SALEM RADIO PROPERTIES, INC.
SCA LICENSE CORPORATION
SRN NEWS NETWORK, INC.
SRN STORE, INC.
SALEM NEWS, INC.
SALEM MANAGEMENT SERVICES, INC.

	By:	/s/ Christopher J. Henderson
	Name:	Christopher J. Henderson
	Title:	Executive Vice President, General Counsel, and
Secretary

[Signature Page to Letter Agreement and Consent]

INSPIRATION MEDIA OF TEXAS, LLC
BY: SCA LICENSE CORPORATION, its Managing Member

SALEM MEDIA OF ILLINOIS, LLC BY: SCA LICENSE CORPORATION, its Managing Member

SALEM MEDIA OF MASSACHUSETTS, LLC
BY: SCA LICENSE CORPORATION, its Managing Member

SALEM MEDIA OF NEW YORK, LLC
BY: SCA LICENSE CORPORATION, its Managing Member

SALEM RADIO OPERATIONS, LLC
BY: SCA LICENSE CORPORATION, its Managing Member

SALEM SATELLITE MEDIA, LLC BY: SCA LICENSE CORPORATION, its Managing Member

SALEM WEB NETWORK, LLC BY: SCA LICENSE CORPORATION, its Managing Member

SCA-PALO ALTO, LLC
BY: SCA LICENSE CORPORATION, its Managing Member

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel, and Secretary

[Signature Page to Letter Agreement and Consent]

EAGLE PRODUCTS, LLC
BY: SALEM COMMUNICATIONS HOLDING CORPORATION, its Managing Member

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel and Secretary

HISPANOS COMMUNICATIONS, LLC
BY: SALEM MEDIA GROUP, INC., its Managing Member

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel, and Secretary

NEWS AGGREGATOR LLC
BY: SALEM COMMUNICATIONS HOLDING CORPORATION, its Sole Member

By:	/s/ Christopher J. Henderson
Name:	Christopher J. Henderson
Title:	Executive Vice President, General Counsel, and Secretary

[Signature Page to Letter Agreement and Consent]

Exhibit A

Wells Fargo Bank, National Association and its affiliates

Siena Lending Group Depository Account

Wells Fargo Bank NA

Account #

ABA Routing

Reference: